FIRST AMENDMENT TO THE FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF FERRELLGAS PARTNERS, L.P.

This First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. dated as of March 8, 2005 (this “Amendment”), is entered into by Ferrellgas, Inc., a Delaware corporation, in the capacities set forth on the signature lines below.

Capitalized terms not otherwise defined in this Amendment have the meanings set forth in the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of February 18, 2003 (the “Partnership Agreement”).

WHEREAS, the General Partner of the Partnership is authorized to amend the Partnership Agreement without the consent of any of Limited Partners to reflect a change that in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect;

WHEREAS, the Partnership Agreement provides that no amendment to the Partnership Agreement may enlarge the obligations of any Limited Partner without its consent; and

WHEREAS, the Partnership has received a consent to this Amendment from Ferrell Companies, Inc.;

NOW, THEREFORE, In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

The definition of “Arrearage Period” in Article II of the Partnership Agreement is hereby amended to change the date “December 31, 2005” to be “April 30, 2010.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

FERRELLGAS, INC.

By:	/s/ Kevin T. Kelly
Kevin T. Kelly
Senior Vice President and Chief Financial Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By:	FERRELLGAS, INC.,

General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4 of the Partnership Agreement

By:	/s/ Kevin T. Kelly
Kevin T. Kelly
Senior Vice President and Chief Financial Officer